UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 8, 2011

SBT Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

000-51832	20-4343972
(Commission File Number)	(IRS Employer Identification No.)

760 Hopmeadow Street, P.O. Box 248, Simsbury, CT	06070
(Address of Principal Executive Offices)	(Zip Code)

(860) 408-5493
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As reported in the Current Report on Form 8-K filed on August 12, 2011 (the “Original Form 8-K”) by SBT Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission, the Company entered into a  Small Business Lending Fund – Securities Purchase Agreement (the “Purchase Agreement”) with the Secretary of the Treasury (the “Secretary”), pursuant to which the Company agreed to issue and sell, and the Secretary agreed to purchase, 9,000 shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series C, having a liquidation preference of $1,000 per share (the “SBLF Preferred Stock”), for a purchase price of $9,000,000.

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Original Form 8-K solely for the purpose of amending (i) the date on which the Company entered into the Purchase Agreement and the closing of the transactions contemplated thereby to August 11, 2011 and (ii) the date of the repurchase letter agreement between the Company and the United States Department of the Treasury, filed as Exhibit 10.2 to the Original Form 8-K, to August 11, 2011. The Original Form 8-K had inadvertently reported such dates as August 12, 2011.

The information set forth in the Original Form 8-K is hereby amended and restated in its entirety by the following revised disclosures.

Item 1.01               Entry into a Material Definitive Agreement.

On August 11, 2011, as part of the United States Department of the Treasury (the “Treasury”) Small Business Lending Fund program (the “SBLF”), SBT Bancorp, Inc. (the “Company”), which is the parent company of The Simsbury Bank and Trust Company, Inc. (the “Bank”), entered into a Small Business Lending Fund – Securities Purchase Agreement (the “Purchase Agreement”) with the Secretary of the Treasury (the “Secretary”), pursuant to which the Company agreed to issue and sell, and the Secretary agreed to purchase, 9,000 shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series C, having a liquidation preference of $1,000 per share (the “SBLF Preferred Stock”), for a purchase price of $9,000,000.  The SBLF Preferred Stock was issued pursuant to the SBLF program, a $30 billion fund established under the Small Business Jobs Act of 2010 that was created to encourage lending to small business by providing capital to qualified community banks with assets of less than $10 billion.

The transaction described above closed on August 11, 2011.  The SBLF Preferred Stock was issued in accordance with the designations, preferences, limitations and relative rights of the SBLF Preferred Stock established in the Certificate of Amendment to the Certificate of Incorporation of the Company described in Item 5.03 below.  The SBLF Preferred Stock has no maturity date and ranks senior to the Company’s common stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.

The SBLF Preferred Stock qualifies as Tier 1 capital and will pay non-cumulative dividends quarterly on each January 1, April 1, July 1 and October 1, beginning October 1, 2011.  The dividend rate can fluctuate on a quarterly basis during the first 10 quarters during which the SBLF Preferred Stock is outstanding, based upon changes in the level of “Qualified Small Business Lending” or “QSBL” (as defined in the Purchase Agreement) by the by the Bank.  Based upon the increase in the Bank’s level of QSBL over the baseline level calculated under the terms of the Purchase Agreement, the dividend rate for the initial dividend period has been set at 3.0671111%.  For the second through ninth calendar quarters, the dividend rate may be adjusted between one percent (1%) and five percent (5%) per annum to reflect the amount of change in the Bank’s level of QSBL.  If the level of the Bank’s qualified small business loans declines so that the percentage increase in QSBL as compared to the baseline level is less than 10%, then the dividend rate payable on the SBLF Preferred Stock would increase.  For the tenth calendar quarter through four and one half years after issuance, the dividend rate will be fixed at between one percent (1%) and seven percent (7%) based upon the increase in QSBL as compared to the baseline.  After four and one half years from issuance, the dividend rate will increase to 9% (including a quarterly lending incentive fee of 0.5%).

The SBLF Preferred Stock is non-voting, except in limited circumstances.  In the event that the Company misses five dividend payments, whether or not consecutive, the holder of the SBLF Preferred Stock will have the right, but not the obligation, to appoint a representative as an observer on the Company’s Board of Directors.

The SBLF Preferred Stock may be redeemed at any time at the Company’s option, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to the approval of the FDIC.

The issuance and sale of the SBLF Preferred Stock was a private placement exempt from registration pursuant to section 4(2) of the Securities Act of 1933, as amended.

Pursuant to the Purchase Agreement, approximately $4,252,078 of the proceeds from the sale of the SBLF Preferred Stock was used to redeem the 4,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and 200 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (collectively, the “CPP Preferred Stock”), issued in March 2009 to the Treasury under the Capital Purchase Program (“CPP”), plus the accrued and unpaid dividends owed on the CPP Preferred Stock through the date of closing of the sale of the SBLF Preferred Stock to the Secretary.  The Company entered into a repurchase letter agreement with Treasury providing for the redemption of the CPP Preferred Stock (the “Repurchase Agreement”).

The Purchase Agreement and the Repurchase Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.  The foregoing summary of certain provisions of the Purchase Agreement and the Repurchase Agreement is qualified in its entirety by reference thereto.

Item 3.02               Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.  The issuance and sale of the SBLF Preferred Stock was a private placement exempt from registration pursuant to section 4(2) of the Securities Act of 1933, as amended.  The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of such securities and has not offered such securities to the public in connection with the issuance and sale of the SBLF Preferred Stock to the Secretary.

Item 3.03               Material Modification to Rights of Security Holders.

The terms of the SBLF Preferred Stock impose limits on the ability of the Company to pay dividends and repurchase shares of common stock.  Under the terms of the SBLF Preferred Stock, no repurchases may be effected, and no dividends may be declared or paid on preferred shares ranking pari passu with the SBLF Preferred Stock, junior preferred shares, or other junior securities (including the common stock) during the current calendar quarter and for the next three calendar quarters following the failure to declare and pay dividends on the SBLF Preferred Stock, except that, in any such quarter in which the dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach.

Under the terms of the SBLF Preferred Stock, the Company may only declare and pay a dividend on the common stock or other stock junior to the SBLF Preferred Stock, or repurchase shares of any such class or series of stock, if, after payment of such dividend, the dollar amount of the Company’s Tier 1 Capital would be at least 90% of the Signing Date Tier 1 Capital, as set forth in the Certificate of Amendment to the Certificate of Incorporation of the Company fixing the designations, preferences, limitations and relative rights of the SBLF Preferred Stock, excluding any subsequent net charge-offs and any redemption of the SBLF Preferred Stock (the “Tier 1 Dividend Threshold”).  The Tier 1 Dividend Threshold is subject to reduction, beginning on the second anniversary of issuance and ending on the tenth anniversary, by 10% for each one percent increase in QSBL over the baseline level.

Item 5.02	Departure of Directors or Certain Officers; Election of; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

As a result of the redemption of the CPP Preferred Stock, the Company is no longer subject to the Treasury’s executive compensation regulations for CPP participants.

Item 5.03               Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2011, the Company filed a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the State of Connecticut for the purpose of amending its Certificate of Incorporation to fix the designations, preferences, limitations and relative rights of the SBLF Preferred Stock.  The Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01               Other Information.

On August 12, 2011, the Company issued a press release announcing the closing of the sale of $9,000,000 of SBLF Preferred Stock to the Secretary pursuant to the Purchase Agreement.  The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit

3.1
Certificate of Amendment to the Certificate of Incorporation of SBT Bancorp, Inc. establishing the designations, preferences, limitations and relative rights of the SBLF Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s original Current Report on Form 8-K filed on August 12, 2011)

10.1
Small Business Lending Fund – Securities Purchase Agreement, dated August 11, 2011, between SBT Bancorp, Inc. and the Secretary of the Treasury, with respect to the issuance and sale of the SBLF Preferred Stock (incorporated by reference to Exhibit 10.1 of the Company’s original Current Report on Form 8-K filed on August 12, 2011)

10.2
Repurchase Agreement, dated August 11, 2011, between SBT Bancorp, Inc. and the United States Department of the Treasury, with respect to the repurchase and redemption of the CPP Preferred Stock (filed herewith)

99.1	Press Release issued on August 12, 2011 (incorporated by reference to Exhibit 99.1 of the Company’s original Current Report on Form 8-K filed on August 12, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SBT BANCORP, INC.

By:	/s/ Martin J. Geitz
Name: Martin J. Geitz
Title: President and Chief Executive Officer

Dated:  August 16, 2011